Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 27, 2025, with respect to the consolidated balance sheets of the Company as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for the years ended December 31, 2024 and 2023, included in the Annual Report of Lendway, Inc. on Form 10-K for the year ended December 31, 2024. We hereby consent to the incorporation by reference of said report in the following Registration Statements of Lendway, Inc. on the Forms indicated:

Form S-8:

File No. 333-226670, effective August 8, 2018

File No. 333-205961, effective July 30, 2015

File No. 333-197933, effective August 7, 2014

File No. 333-188761, effective May 22, 2013

File No. 333-182981, effective August 1, 2012

File No. 333-178116, effective November 22, 2011

File No. 333-168715, effective August 10, 2010

File No. 333-161311, effective August 13, 2009

File No. 333-153031, effective August 15, 2008

File No. 333-145506, effective August 16, 2007

File No. 333-136591, effective August 14, 2006

File No. 333-127606, effective August 16, 2005

/s/ Boulay PLLP

Minneapolis, Minnesota

March 27, 2025